SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 11, 2003

CROWN AMERICAN REALTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12216	25-1713733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PASQUERILLA PLAZA, JOHNSTOWN, PENNSYLVANIA 15901

(Address of principal executive offices)

(814) 536-4441

(Registrant's telephone number)

Item 9. Regulation FD Disclosure

Crown American Realty Trust hereby furnishes Fourth Quarter 2002 Results and Supplemental Financial and Operational Information Package as released on February 11, 2003.

NEWS FROM:

C R O W N A M E R I C A N R E A L T Y T R U S T

CONTACT: Media: Christine Menna 814-536-9520 or CMenna@crownamerican.com

Investors: Terry L. Stevens 814-536-9538 or TStevens@crownamerican.com

Web Site: www.crownamerican.com

IMMEDIATE RELEASE: Tuesday, February 11, 2003

CROWN AMERICAN REALTY TRUST REPORTS

FOURTH QUARTER FFO PER SHARE OF $0.40

AND FULL YEAR 2002 FFO PER SHARE OF $1.36

NET INCOME ALLOCATED TO COMMON SHAREHOLDERS

FOR THE FOURTH QUARTER 2002

OF $2.9 MILLION, OR $0.09 PER SHARE

SAME CENTER NOI UP 3.7% FOR THE FOURTH QUARTER

EXPECTS INCREASE IN ANNUAL COMMON DIVIDENDS

--------------------------------------------

CROWN AMERICAN REALTY TRUST ANNOUNCES

FOURTH QUARTER 2002 RESULTS AND DECLARES DIVIDENDS

Johnstown, Pa. - Crown American Realty Trust (NYSE:CWN), a real estate investment trust, today announced financial results and operating information for the fourth quarter and for the year ended December 31, 2002. The Board of Trustees also declared regular quarterly dividends on its common and senior preferred shares.

________________________________________

"Our mall portfolio has continued to perform very well, gaining momentum in the fourth quarter which bodes well for the future," stated Company Chairman, CEO and President, Mark E. Pasquerilla. "Same center net operating income ('NOI') increased 3.7% in the quarter and 2.5% for the full year, primarily due to higher base rental income from higher average rental rates and from record temporary and seasonal leasing revenues. Funds from Operations ("FFO") per common share was $0.40 for the quarter and $1.36 for the full year, which were $0.02 and $0.01 per share, respectively, better than First Call consensus estimates. In assessing the quarterly and full year results, it's important to bear in mind that our results included $0.04 and $0.09 per share dilution, respectively, from the Company's 5.75 million common share offering completed in June; this dilution effect was mitigated by $0.03 in FFO per share contribution from our two mall acquisitions that were partially funded from the offering proceeds. FFO per share this quarter was also impacted by $0.038 in higher net G&A costs compared to last year due to lower cost capitalizations, higher insurance costs, higher incentive compensation, and higher legal and other consulting costs including $0.017 per share in costs associated with the Company's ongoing evaluation of strategic alternatives. Earnings per share ("EPS") in the fourth quarter of 2002 were $0.09 compared to EPS of $0.07 in the fourth quarter of 2001. For the full year 2002, the Company had a loss per share of $0.20, including $0.15 from extraordinary loss on early debt extinguishment, compared to a $0.32 loss per share in 2001.

"As we previously reported, the $47.2 million of proceeds from our common offering were used initially to pay down our revolving line of credit. We re-borrowed approximately $23.3 million from the line of credit in connection with the acquisition of two malls in September and November. The common offering has been somewhat dilutive pending the recently completed acquisitions. We estimate that in 2003 the FFO contribution from our two new malls should fully offset the per share dilution caused by the offering. We believe we have the financial capacity to complete another acquisition similar in size to either of the two we completed in 2002.

"As part of our announced plan to dispose of non-strategic assets, we sold Carlisle Plaza Mall in late October. In all prior periods up to the date of sale, results have been reclassified to show Carlisle Plaza Mall as "held for sale - discontinued operations" as required by generally accepted accounting principles. In addition, Carlisle's contribution to FFO was eliminated in all periods presented. As a result FFO per share for the fourth quarters of 2002 and 2001 was $0.002 higher and $0.007 lower, respectively, and was $0.004 lower and $0.010 lower, respectively, for full year 2002 and 2001. We have also restated prior period operating statistics to remove Carlisle for comparability. Management believes that our two acquisitions and the Carlisle disposition improve the overall quality of our mall portfolio.

"Operating trends in the portfolio showed resilience in the difficult economic environment. Mall shop occupancy ended the year at 87%, down from 88% a year ago. Average mall shop base rent per square foot increased for the 37th consecutive quarter to $20.77 per square foot, up 4% from a year ago. Leasing results for 2002 included 672,000 square feet of leases signed representing $14.3 million in annualized base rental income. A total of 335 leases were signed, including 170 new leases and 165 renewals. Base rent on new leases averaged $24.06 per foot for 2002 compared to $18.38 per foot average prior rents on a same space basis, an uplift of 31%. Tenant allowances for second generation space were only $5.98 psf in 2002, down from $12.63 last year. Average net effective rent on signed leases was up 12% in the fourth quarter and up 1.5% for the full year. Comparable mall shop tenant sales per square foot for 2002 were $270.49, a 0.3% increase over the $269.61 per square foot reported in 2001. Based on "people counters" in 22 of our malls, our customer traffic for 2002 continues to be stronger than the National Retail Traffic Index, down only 0.3% for the Company versus a negative 3.7% for the national index. Our mall shop tenants' occupancy cost percentage was 10.1% at December 31, 2002, the same as it was at December 31, 2001.

Pasquerilla concluded, "The positive operating results for the existing portfolio have been encouraging. Our secondary common share offering completed last June has provided capital for enhanced external growth, and we continue to see acquisition opportunities that meet our investment criteria. The current economic and retail environment remains challenging. Our capital spending requirements, including tenant allowances, have been declining and management will work to lower financial leverage levels over time. Despite the current weak economic environment, we believe that prospects for the Company remain strong. Our common shares produced a 64% total return in 2001 and 29% year in 2002. Our common dividend typically has a large return of capital component (100% for 2002) that produces enhanced returns to taxable investors. Crown's FFO multiple is approximately 20% lower and our dividend yield is 40% higher compared to the regional mall peer company averages. Looking ahead to 2003, we continue to believe FFO per share can range from $1.40 to $1.44 assuming no additional mall acquisitions or dispositions. We believe that Crown American can offer continued strong total returns to investors and our management team is strongly committed to increasing shareholder value."

_______________________________

Financial Information - Twelve Months

For the year ended December 31, 2002 Funds from Operations ("FFO") before allocations to minority interest and preferred dividends was $67.6 million, up $4.0 million, or 6% from 2001. FFO allocable to common shareholders for the year ended December 31, 2002 was $40.5 million ($1.36 per common share) compared to $36.3 million ($1.38 per common share) reported in 2001. There were 29,480,000 average common shares outstanding during 2002 compared with 26,208,000 in 2001, as a result of the Company's common share offering in June 2002. The Company acquired two malls during 2002 (Valley View Mall in September and Wiregrass Commons Mall in November) and sold one mall (Carlisle Plaza Mall in late October). Carlisle is shown as discontinued operations in the financial statements and statistics, with the prior periods restated.

The increase in 2002 FFO of $4.0 million before allocations to minority interest and to preferred shareholders was due primarily to the following factors:

  A $1.3 million contribution by the two acquisition properties, net of interest expense;
  $2.4 million of an increase in base rents, consisting of a $2.7 million increase in mall shop base rents due primarily to higher average rental rates, offset by a $0.3 million decrease in anchor base rents due to a Kmart closing and two PharMor closings;
  $1.1 million in higher temporary, promotional, and sponsorship income due to higher rental rates and to the efficient utilization of vacant space throughout the portfolio;
  $3.2 million in lower interest expense mostly from lower LIBOR rates on variable-rate debt and from interest savings related to the pay down of approximately $47.2 million of line of credit debt from the proceeds of the Company's common share offering in June. Approximately $23.3 million was subsequently re-borrowed from the line of credit in connection with the two mall acquisitions;
  $0.2 million in higher straight-line rents, miscellaneous mall revenues, and cash flow support payments.

These positive variances were partially offset by:

  $0.4 million of lower percentage rents from anchors and mall shops due to lower sales from certain anchor tenants and certain national mall stores;
  $0.3 million in higher property operating costs, net of tenant reimbursements;
  $1.0 million in lower lease buyout income compared to 2001;
  $0.4 million in lower net construction income due to a construction contract with an anchor tenant, the final portion of which was recognized as income in 2001; and
  $2.1 million of higher net general and administrative costs, of which $0.6 million was due to lower capitalization of costs to leasing and construction activities, $0.8 million was due to higher gross costs for insurance, incentive compensation and general cost increases, and $0.7 million was due to costs associated with the Company's ongoing evaluation of strategic alternatives.

Total 2002 revenues were $189.4 million compared to $182.9 million in 2001, an increase of $6.5 million, or 3.6%. For the full year the Company had net income of $7.7 million, which included a $4.3 million extraordinary loss from early extinguishment of debt that occurred in the first quarter. This compared to net income of $5.2 million in 2001. After deducting preferred dividends, there was a net loss allocable to common shares of $5.9 million for 2002, or $0.20 per share, compared to a net loss of $8.4 million in 2001, or $0.32 per share.

Financial Information - Fourth Quarter

For the quarter ended December 31, 2002, FFO before allocations to minority interest and preferred dividends was $20.2 million, up from $18.5 million in 2001. The primary reasons for the improvement in FFO for the fourth quarter were an increase in mall shop base rents, higher temporary and seasonal leasing revenues, lower interest expense, and the contribution from the two newly acquired malls; these positive contributions were partially offset by higher general and administrative expenses. FFO allocable to common shares was $12.8 million, or $0.40 per common share, compared to $10.9 million, or $0.41 per common share, for the fourth quarter of 2001.

Total revenues for the fourth quarter were $53.8 million, as compared to $49.3 million for the fourth quarter of 2001. For the fourth quarter of 2002, the Company achieved net income of $6.3 million compared to net income of $5.2 million in the fourth quarter of 2001. After deducting preferred dividends, there was $2.9 million in net income allocable to common shares, or $0.09 per share. This compares to net income of $1.8 million allocable to common shares, or $0.07 per share, in the fourth quarter of 2001.

Dividend Information

The Board of Trustees declared regular quarterly dividends of $0.2125 per common share and $1.375 per senior preferred share. Both dividends are payable March 14, 2003 to shareholders of record on March 3, 2003. In recognition of the Company's continuing improved results and positive long term prospects, the Board of Trustees also indicated that it anticipates increasing the annual common dividend rate by $0.01, or 1.2%, effective with the quarterly dividend usually declared by the Board in April and paid in mid-June, assuming no major disruptions occur to the current economic environment.

Operating Information

  During the fourth quarter of 2002, leases for 122,000 square feet of mall shops were signed representing $3.0 million in annualized base rental income. This compares to 213,000 square feet for $4.4 million during the same period in 2001. A total of 70 leases were signed, which included 34 renewals and 36 new leases.
  For the full year 2002, leases for 672,000 square feet of mall shops were signed representing $14.3 million in annualized base rental income. This compares to 745,000 square feet for $17.1 million during for 2001. A total of 335 leases were signed in 2002, including 165 renewals and 170 new leases. Average rent per square foot for 2002 was $21.29, which includes $24.06 per square foot for new space and $19.04 per square foot for renewals.
  The average mall shop base rent of the portfolio as of December 31, 2002 was $20.77 per square foot. This is a 4.1% increase from $19.96 per square foot as of December 31, 2001, and the 37th consecutive quarter that average base rent has increased.
  The net effective rent (annual gross rent less the annual amortization of tenant allowances and leasing costs) for new leases signed in 2002 was $21.78 per square foot as compared to $21.45 per square foot for the full year of 2001, a 1.5% increase. Going forward, as the Company continues to lease up less desirable space in the portfolio, net effective rents may suffer marginal decreases.
  Mall shop occupancy was 87% at year-end, down from 88% at the end of 2001, and the same as at the end of the third quarter.
  Comparable mall shop sales for 2002 were $270.49 per square foot, a 0.3% increase over the $269.61 per square foot reported for 2001.
  Mall shop tenant occupancy cost, which is the sum of base rent, percentage rent and expense recoveries as a percentage of mall shop sales at all properties, was 10.1% as of December 31, 2002, the same as at December 31, 2001.
  Temporary and seasonal leasing income for the full year 2002 amounted to $12.1 million, compared to $10.9 million in 2001.

Acquisitions, Dispositions and Financings

  On November 19, 2002 the Company acquired for $40.6 million Wiregrass Commons Mall located in Dothan, Alabama, situated in the southeastern corner of Alabama adjacent to Georgia and the Florida panhandle. The mall comprises approximately 633,000 square feet of gross leasable area, of which 230,000 is owned GLA with the remaining GLA owned by the anchors. The mall is anchored by Dillard's, JC Penney, McRae's and Parisian. The year-end mall shop occupancy is 78%. The purchase price also included approximately 60 acres of vacant land most of which can be used for expansion or out-parcel development. The Company funded the acquisition from a $30.0 million floating rate first mortgage loan bearing interest a LIBOR plus 2.0%, and the balance from cash and borrowing under the Company's line of credit (proceeds from the June 2002 common share offering were originally used to pay down the Company's credit line).
  On October 29, 2002, Carlisle Plaza Mall, a 342,000 square foot enclosed shopping mall located in Carlisle, PA, was sold to Carlisle Realty Partners LP. The gross purchase price was $5.8 million which generated a gain on sale of $0.04 million. Approximately $6.8 million of debt related to Carlisle Plaza Mall was paid off in connection with the sale.
  In November 2002, the Company and a lender executed an agreement to amend the mortgage loan on Schuylkill Mall. Under this amendment, the Company paid $5.0 million to reduce the outstanding loan balance ($27.6 million at year end), the loan's maturity date was extended by four years to December 2008, the annual fixed interest rate was lowered from 8.375% to 7.25%, and the annual debt service was reduced by $0.3 million.

___________________________________________________

Crown American Realty Trust through various affiliates and subsidiaries owns, acquires, operates and develops regional shopping malls in Pennsylvania, Maryland, West Virginia, Virginia, New Jersey, North Carolina, Tennessee, Georgia, Alabama and Wisconsin. The current portfolio includes 28 enclosed regional malls aggregating over 17 million square feet of gross leasable area.

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations, which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risk and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and credit market conditions, the ability to refinance maturing indebtedness, the impact of competition, consumer buying trends, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases and financial stability of tenants within the retail industry, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

The Company's year-end Supplemental Financial and Operational Information Package for the three and twelve months ended December 31, 2002 follows, and it is also available on the Company's web site, www.crownamerican.com; it was also furnished to the SEC on Form 8-K.

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
FOURTH QUARTER 2002
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2002 vs. 2001		2002 vs. 2001
FINANCIAL AND ANALYTICAL DATA:	(in thousands, except per share data)

Total FFO - Incr (decr) - 2002 compared to 2001:	$ 000	$ per share	$ 000	$ per share
Base rents from anchors and mall shops	$594	$0.016	$2,429	$0.067
Percentage rents from anchors and mall shops	15	0.000	(375)	(0.010)
Temporary and seasonal leasing income	235	0.006	1,123	0.031
Mall operating costs, net of tenant recovery income	75	0.002	(309)	(0.009)
Utility and misc. mall income, equity in joint venture	18	0.000	24	0.001
Straight line rental income	251	0.007	68	0.002
Core mall operations	1,188	0.033	2,960	0.082

Interest expense, net	326	0.009	2,269	0.062
Property admin. and general & admin. expenses	(1,389)	(0.038)	(2,136)	(0.059)
Cash flow support earned	48	0.001	58	0.002
Gain on sale of outparcel land	204	0.006	(68)	(0.002)
Depreciation and amortization expense	(14)	(0.000)	57	0.002
Net construction income	(233)	(0.006)	(414)	(0.011)
Lease buyout income	(35)	(0.001)	(1,054)	(0.029)
Fees on non-REIT assets	43	0.001	14	0.000
FFO from acquisitions, net of interest expense	1,213	0.028	1,327	0.033
Dilutive impact of new share issuance, net of interest savings	317	(0.045)	920	(0.091)
Change in FFO before pref'd div's and minority interest	1,668	(0.013)	3,933	(0.012)
Allocation to minority interest in Operating Partnership	213	-	276	-
Dilutive effect of common share options	-	(0.002)	-	(0.008)
Preferred stock dividends	3	-	-	-
Rounding to whole cents	-	0.005	-	-
Change in FFO allocable to common shareholders	$1,884	$(0.010)	$4,209	$(0.020)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001
Funds from Operations ($000 except per share data):
Net income	$6,322	$5,180	$7,715	$5,206
Adjustments:
Minority Interest in Operating Partnership	1,241	1,175	5,351	4,999
Depreciation and amortization - real estate	11,781	11,065	45,555	48,452
Depreciation - joint ventures and in other line items	443	444	1,804	1,734
Cash flow support amounts	768	720	3,125	3,067
(Gain) loss from discontinued operations	72	(50)	142	190
(Gain) loss on sale of assets	(425)	-	(425)	-
Extraordinary loss on early extinguishment of debt	-	-	4,314	-
FFO before allocations to minority interest and pref'd shares	20,202	18,534	67,581	63,648
Allocation to preferred shareholders (preferred dividends)	(3,404)	(3,407)	(13,613)	(13,613)
Allocation to minority interest in Operating Partnership	(3,980)	(4,193)	(13,446)	(13,722)
FFO allocable to common shares	$12,818	$10,934	$40,522	$36,313
FFO per common share	$0.40	$0.41	$1.36	$1.38

Avg. shares outstanding during period - basic	32,017	26,208	29,480	26,208
Avg. shares and partnership units during the period - basic	41,975	36,164	39,436	36,164

Avg. shares outstanding during period for diluted FFO	32,336	26,349	29,791	26,340
Avg. shares and partnership units during the period for diluted FFO	42,294	36,306	39,747	36,297

Components of Minimum Rents:
Anchor - contractual or base rents	$5,919	$6,133	$24,217	$24,483
Mall shops - contractual or base rents	23,131	20,641	85,576	81,111
Mall shops - percentage rent in lieu of fixed base rent	922	997	2,986	3,037
Straight line rental income	231	(80)	895	767
Ground lease - contractual or base rents	597	576	2,332	2,308
Lease buyout income	95	130	682	1,736
Total minimum rents	$30,895	$28,397	$116,688	$113,442
Components of Percentage (Overage) Rents:
Anchors	$950	$951	$2,573	$2,724
Mall shops and ground leases	1,407	1,371	4,102	4,306
	$2,357	$2,322	$6,675	$7,030

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
FOURTH QUARTER 2002
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001
	(in thousands, except as noted)
EBITDA: earnings (including gain on sale of properties and
outparcel land) before interest, taxes, all depreciation and
amortization, extraordinary items and discontinued operations	$32,821	$31,143	$117,002	$115,533

Debt and Interest:

Fixed rate debt at period end	$618,538	$595,408	$618,538	$595,408
Variable rate debt at period end	132,638	115,028	132,638	115,028
Total debt at period end	$751,176	$710,436	$751,176	$710,436

Weighted avg. interest rate on fixed rate debt for the period	7.4%	7.6%	7.5%	7.6%
Weighted avg. interest rate on variable rate debt for the period	3.6%	4.6%	3.9%	6.4%

Total interest expense for period	$13,162	$13,095	$51,640	$54,065
Amort. of deferred debt cost for period (incl. in interest exp)	460	453	1,818	1,834
Capitalized interest costs during period	-	4	-	38

Capital Expenditures Incurred:

Allowances for mall shop tenants	$765	$3,578	$5,882	$9,618
Allowances for anchor/ big box tenants	-	860	400	860
Leasing costs and commissions	308	592	1,701	2,545
Operational capital expenditures at properties	1,554	1,431	5,164	5,468
Acquisitions of enclosed malls	40,587	-	90,583	-
Expansions and major renovations	834	980	1,281	4,666
Capital expenditures from discontinued operations	16	217	52	217
All other capital expenditures (included in Other Assets)	265	941	1,100	1,307
Total Capital Expenditures during the period	$44,329	$8,599	$106,163	$24,681

OPERATING DATA:

Mall shop GLA (000 sq. ft.)			5,944	5,530

Total portfolio occupancy at period end			93.5%	94.6%

Mall shop occupancy at period end			87.1%	87.7%

Comparable store mall shop sales - 12 months (per sq. ft.)			$270.49	$269.61

Mall shop occupancy cost percentage at period end			10.1%	10.1%

Average mall shop base rent at period end (per sq. ft.)			$20.77	$19.96

Mall shop leasing for the period:
New leases - sq. feet (000)	57	114	302	438
New leases - $ per sq. ft.	$27.61	$24.75	$24.06	$24.82
Number of new leases signed.	36	55	170	226

Net effective rent for new leases signed in the period	$24.83	$22.20	$21.78	$21.45

Renewal leases - sq. feet (000)	65	99	370	307
Renewal leases - $ per sq. ft.	$21.09	$16.35	$19.04	$20.44
Number of renewal leases signed.	34	39	165	147

Tenant Allowances for leases signed during the period:
First Generation Space - per sq. ft.	$11.57	$5.06	$10.77	$32.83
Second Generation Space - per sq. ft.	$10.34	$10.74	$5.98	$12.63
Leases Signed during the period by:
First Generation Space - sq. feet (000)	3	4	4	36
Second Generation Space - sq. feet (000)	119	209	668	709

Theater and free-standing leasing for the period:
New leases- sq. feet (000)	-	7	38	7
New leases-$ per sq. ft.	$-	$7.53	$8.03	$7.53
Tenant allowances - $ per sq. ft.	$-	$1.57	$13.79	$1.57

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
LEASE EXPIRATION SUMMARY FOR 2003 TO 2012
AS OF DECEMBER 31, 2002
(Unaudited)

Mall Shop & Freestanding Tenants

	NUMBER OF		AVG. BASE
	LEASES	SQUARE	RENT PER
YEAR	EXPIRING	FEET	SQUARE FOOT

2003	242	646,011	$14.48
2004	250	604,065	17.92
2005	190	416,783	21.03
2006	220	506,395	20.08
2007	208	623,911	19.26
2008	151	531,738	20.16
2009	157	446,852	21.19
2010	150	440,303	22.75
2011	116	380,116	20.75
2012	98	337,022	20.34

TOTALS	1,782	4,933,196	$19.80

Does not consider the impact of options to renew that may be contained in leases. Also excludes Palmer Park Mall, a non-managed 50% joint venture.

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
TOP 25 REVENUE-GENERATING TENANTS
LISTED IN ORDER OF SQUARE FEET OCCUPIED
FOR THE YEAR ENDED DECEMBER 31, 2002
(Unaudited)

		PERCENT OF		TOTAL
		TOTAL	NUMBER OF	SQ FT
TENANT	NOTES	REVENUES	OPEN STORES	OCCUPIED

SEARS, ROEBUCK AND CO.		5.0%	23	2,356,444
J C PENNEY INC.	(1)	4.1%	26	2,126,725
MAY DEPARTMENT STORES CO.	(2)	0.9%	14	1,524,226
THE BON-TON	(3)	2.7%	16	1,162,553
VALUE CITY DEPARTMENT STORES		0.9%	5	372,713
THE GAP	(4)	2.9%	30	334,636
WAL-MART STORES		0.8%	2	319,753
THE LIMITED STORES INC.	(5)	3.7%	65	319,364
FASHION BUG	(6)	1.5%	25	190,287
VENATOR GROUP	(7)	1.9%	40	161,725
SHOE SHOW OF ROCKY MT. INC.		1.6%	26	130,809
TRANS WORLD ENTERTAINMENT	(8)	1.8%	27	121,245
HALLMARK-OWNED STORES		1.6%	28	114,748
BORDERS GROUP, INC.	(9)	1.4%	25	106,750
DEB SHOPS, INC.		1.0%	17	103,371
AMERICAN EAGLE OUTFITTERS		1.5%	21	92,829
KB TOYS (BAIN CAPITAL)	(10)	1.2%	26	87,564
THE FINISH LINE, INC.		1.1%	17	86,673
PAYLESS SHOESOURCE INC.		1.0%	23	80,634
CHRISTOPHER & BANKS		0.8%	20	67,541
TANDY CORPORATION	(11)	0.8%	26	66,575
REGIS STORES	(12)	1.2%	55	64,441
STERLING JEWELERS	(13)	1.5%	29	39,240
COLE NATIONAL CORPORATION	(14)	0.8%	33	34,992
ZALES	(15)	1.4%	48	33,456

TOTALS		43.1%		10,099,294

Notes:

(1) Includes 23 J.C. Penney department stores and three Eckerd stores.
(2) Includes eight Kaufmanns and five Hechts department stores, and one David's Bridal stores. Nine of the department stores are tenant owned and do not pay base or percentage rent.
(3) Includes fifteen department stores and two home stores. One department store is tenant owned and does not pay base or percentage rent and one department store is leased from a third party and is subleased to Bon Ton.
(4) Includes Gap, Gap Kids and Old Navy.
(5) Includes Limited Express, The Limited (core division) Structures, Bath & Body Works, and Victoria's Secret.
(6) Includes Fashion Bug, Fashion Bug Plus and Lane Bryant.
(7) Includes Footlocker, Lady Footlocker, Champs, and Kids Footlocker.
(8) Includes Camelot Music, Disc Jockey and fye stores.
(9) Operates as Borders and Waldenbooks.
(10) Operates as Kay-Bee Toys and KB Toys.
(11) Operates as Radio Shack.
(12) Operates as Master Cuts, Trade Secrets, Cost Cutters, Super Cuts, Mia & Maxx, Hair Plus and Regis Salons.
(13) Operates as Kay Jewelers, Belden Jewelers, J.B. Robinson Jewelers and Shaw Jewelers.
(14) Operates as Things Remembered and Pearle Vision.
(15) Operates as Gemstone Jewelry, Piercing Pagoda, Plumb Gold, Gordons Jewelers, and Zales Jewelers.

The above data excludes tenants at our 50% owned joint venture property accounted for on the Equity Method. Revenues for this table also excludes utilities billed to tenants.





SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001
	(Unaudited)
	(in thousands, except per share data)
Rental operations:
Revenues:
Minimum rent	$30,895	$28,397	$116,688	$113,442
Percentage rent	2,357	2,322	6,675	7,030
Property operating cost recoveries	10,358	8,856	37,314	35,135
Temporary and seasonal leasing	5,672	5,159	12,109	10,910
Utility redistribution income	3,581	3,442	14,191	14,133
Miscellaneous income	933	1,133	2,447	2,230
	53,796	49,309	189,424	182,880

Property operating costs:
Recoverable operating costs	14,456	12,476	50,993	48,262
Property administrative costs	1,281	818	3,425	2,713
Other operating costs	963	1,372	3,053	3,235
Utility redistribution expense	2,667	2,624	11,180	10,769
Depreciation and amortization	11,781	11,065	45,555	48,452
	31,148	28,355	114,206	113,431
	22,648	20,954	75,218	69,449
Other expenses:
General and administrative	2,551	1,625	6,850	5,426
Interest , net	13,162	13,095	51,640	54,065
	15,713	14,720	58,490	59,491
	6,935	6,234	16,728	9,958

Property sales, disposals and adjustments:
Gain on sale of outparcel land	275	71	369	437
	275	71	369	437

Minority interest in Operating Partnership	(1,241)	(1,175)	(5,351)	(4,999)

Income before extraordinary items and
discontinued operations	5,969	5,130	11,746	5,396

Extraordinary loss on early extinguishment of debt	-	-	(4,314)	-

Gain (loss) from discontinued operations:
Gain (loss) from operations	(72)	50	(142)	(190)
Gain on sale of asset	425	-	425	-
	353	50	283	(190)

Net income	6,322	5,180	7,715	5,206
Dividends on preferred shares	(3,404)	(3,407)	(13,613)	(13,613)
Net income (loss) allocable to
common shareholders	$2,918	$1,773	$(5,898)	$(8,407)

Per common share information:
Basic and Diluted EPS:
Income (loss) before extraordinary item and
discontinued operations (net of preferred dividends)	$0.08	$0.07	$(0.06)	$(0.31)
Extraordinary item	-	-	(0.15)	-
Gain (loss) from discontinued operations	0.01	-	0.01	(0.01)
Net income (loss)	$0.09	$0.07	$(0.20)	$(0.32)

Weighted average shares outstanding- basic (000)	32,017	26,208	29,480	26,208

Funds from Operations: (Unaudited)
FFO allocable to common shareholders	$12,818	$10,934	$40,522	$36,313
Diluted FFO per share	$0.40	$0.41	$1.36	$1.38
Weighted average shares outstanding - diluted (000)	32,336	26,349	29,791	26,340

Note: Prior-year amounts have been reclassified to present Carlisle Plaza Mall as discontinued operations due to its sale in 2002.

For the fourth quarter 2002 and 2001, basic and diluted eps were the same; the Company's potential dilutive securities include stock options and convertible units in the Operating Partnership. These items were anti-dilutive for the above periods.





SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2002	2001

Assets
Income-producing properties:
Land	$163,751	$147,371
Buildings and improvements	1,108,733	1,024,609
Deferred leasing and other charges	44,783	44,678
	1,317,267	1,216,658
Accumulated depreciation and amortization	(502,216)	(461,453)
	815,051	755,205

Minority interest in Operating Partnership	3,265	3,303

Investment in joint venture	3,114	3,705
Cash and cash equivalents, non-restricted	14,122	16,999
Restricted cash and escrow deposits	9,123	7,877
Tenant and other receivables	15,232	14,648
Deferred charges and other assets	19,525	19,587
Assets from discontinued operations	-	5,456
	$879,432	$826,780

Liabilities and Shareholders' Equity

Debt on income-producing properties	$751,176	$710,436
Accounts payable and other liabilities	44,911	40,731
Liabilities from discontinued operations	-	10,490
	796,087	761,657

Commitments and contingencies

Shareholders' equity:
Non-redeemable senior preferred shares, 11% cumulative,
$.01 par value, 2,500,000 shares issued at both
December 31, 2002 and 2001.	25	25
Common shares, par value $.01 per share, 120,000,000 shares
authorized, 33,572,694 and 27,742,317 shares issued at
December 31, 2002 and 2001, respectively.	335	277
Additional paid-in capital	365,247	317,450
Accumulated deficit	(266,554)	(235,980)
	99,053	81,772
Less common shares held in treasury at cost; 1,534,398 shares
at both December 31, 2002 and 2001	(14,652)	(14,652)
Less preferred shares held in treasury at cost; 25,000 shares
at both December 31, 2002 and 2001.	(929)	(929)
Accumulated other comprehensive loss	(127)	(1,068)
	83,345	65,123
	$879,432	$826,780

Note: Prior-year amounts have been reclassified to present Carlisle Plaza Mall as discontinued operations due to its sale in 2002.






SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2002	2001
	(in thousands)

Cash flows from operating activities:
Net income	$7,715	$5,206
Adjustments to reconcile net income to net cash
provided by operating activities:
Minority interest in Operating Partnership	5,351	4,999
Equity earnings in joint venture	(452)	(344)
Depreciation and amortization	48,803	51,712
(Gain) loss on sale of asset - discontinued operations	(425)	-
Extraordinary loss on early extinguishment of debt	4,314	-
Net changes in:
Tenant and other receivables	(584)	3,284
Restricted cash and escrow deposits	(746)	279
Deferred charges and other assets	(2,259)	(1,013)
Accounts payable and other liabilities	5,412	3,799
Net cash provided by discontinued operations	225	470
Net cash provided by operating activities	67,354	68,392

Cash flows from investing activities:
Investment in income properties	(14,463)	(23,160)
Acquisitions of enclosed shopping malls	(90,583)	-
Change in investing escrow deposits	(34)	201
Net proceeds from asset sale of discontinued operations	5,549	-
Distributions from joint venture	674	694
Capital investments in discontinued operations	(23)	(217)
Net cash used in investing activities	(98,880)	(22,482)

Cash flows from financing activities:
Net proceeds from common share issuance and exercise of stock options	47,867	-
Net proceeds from issuance of debt, net of deposits and prepayment penalties	144,154	16,918
Cost of issuance of debt	(1,466)	(79)
Debt repayments	(108,010)	(18,901)
Dividends and distributions paid on common shares and partnership units	(33,115)	(30,287)
Dividends paid on senior preferred shares	(13,613)	(13,613)
Cash flow support payments	3,125	3,067
Debt repaid on discontinued operations	(10,293)	(629)
Net cash provided by (used in) financing activities	28,649	(43,524)

Net (decrease) increase in cash and cash equivalents	(2,877)	2,386

Cash and cash equivalents, beginning of period	16,999	14,613

Cash and cash equivalents, end of period	$14,122	$16,999

Supplemental Cash Flow Data:

Interest paid (net of capitalized amounts)	$49,822	$52,231

Interest capitalized	$0	$38

Other comprehensive income (loss) - hedging activities	$941	$(1,068)

	Note: Prior-year amounts have been reclassified to present Carlisle Plaza Mall as discontinued operations due to its sale in 2002.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN AMERICAN REALTY TRUST

By: /s/ Terry L. Stevens
Name: Terry L. Stevens
Title: Executive Vice President and
Chief Financial Officer

Date: February 11, 2003